UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2017
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GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017, James F. Earl, Executive Vice President of GATX Corporation (the “Company” or “GATX”) and President, Rail International, announced his plans to retire effective March 1, 2018, following more than 30 years of service. He will be succeeded by N. Gokce Tezel, currently Vice President of GATX and Senior Vice President - Business Development, Rail International.

Mr. Earl will continue to serve in his role until March 1, 2018, to facilitate an orderly transition. In connection with his retirement, the Company has entered into an Employment Agreement with Mr. Earl pursuant to which GATX will pay him separation payments in exchange for certain waivers, releases, and non-competition, non-solicitation, and confidentiality covenants for the Company’s benefit. The separation payments are as follows: (a) within 60 days of his retirement, a lump sum payment of $621,300 and a $36,000 contribution to his health reimbursement account; (b) on February 28, 2019, a lump sum payment of $745,000; (c) in February 2019, when the Company’s annual incentive awards are paid for 2018, a payment equal to the spread between $434,910 and the pro rata incentive award actually earned by Mr. Earl for 2018; and (d) provided Mr. Earl elects coverage under the Company’s pre-65 retiree health plan, a subsidy for the first 12 months of such coverage totaling $14,000, which will be provided in 12 monthly installments.

Mr. Tezel, age 43, will become Senior Vice President of GATX and President, Rail International effective March 1, 2018. Mr. Tezel has served in his current role as Vice President and Senior Vice President - Business Development, Rail International since March 2015. Previously, he served as Vice President and Group Executive, Emerging Markets from July 2012 to February 2015, Vice President - International Business Development from 2008 to July 2012, Vice President - Strategic Growth from 2007 to 2008, Director, Marketing and Product Development from 2005 to 2007, Director, Corporate Finance from 2003 to 2005, and Associate Director, Corporate Finance from 2000 to 2003.

A copy of the press release announcing Mr. Earl’s retirement and Mr. Tezel’s election is included as an exhibit to this report.

Forward-Looking Statements

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2016 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

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exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
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inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
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weak economic conditions and other factors that may decrease demand for our assets and services
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decreased demand for portions of our railcar fleet due to adverse changes in the price of, or demand for, commodities that are shipped in our railcars
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higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
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events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
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financial and operational risks associated with long-term railcar purchase commitments
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reduced opportunities to generate asset remarketing income
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operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures (collectively the “RRPF affiliates”)
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fluctuations in foreign exchange rates

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failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
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changes in railroad operations that could decrease demand for railcars, either due to increased railroad efficiency or decreased attractiveness of rail service relative to other modes
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the impact of regulatory requirements applicable to tank cars carrying crude, ethanol, and other flammable liquids
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asset impairment charges we may be required to recognize
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deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
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competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
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risks related to international operations and expansion into new geographic markets
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changes in, or failure to comply with, laws, rules, and regulations
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inability to obtain cost-effective insurance
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environmental remediation costs
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inadequate allowances to cover credit losses in our portfolio
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inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated October 30, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
October 30, 2017